SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                    TSR, Inc.
                 -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)



     Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration No.:

     3)   Filing Party:

     4)   Date Filed:

                                    TSR, Inc.
                                 400 OSER AVENUE
                               HAUPPAUGE, NY 11788
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         to be held on December 10, 2001


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TSR, Inc. (the "Company"), a Delaware corporation, will be held at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788, on December 10, 2001 at 9:00 a.m. local time, to consider and act upon the following matters.

     1.   To elect two (2) Class III Directors.

     2. To ratify the appointment by the Board of Directors of KPMG LLP as the independent auditors of the Company to examine and report on its consolidated financial statements for the fiscal year ending May 31, 2002.

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

Stockholders of record at the close of business on November 1, 2001 will be entitled to vote at the meeting or any adjournments thereof. A list of stockholders entitled to vote at the Meeting will be open for examination of any stockholder of the Company, for any purpose germane to the meeting, during ordinary business hours at the offices of the Company for the ten-day period prior to the Meeting.

                                             By Order of the Board of Directors,

                                             John G. Sharkey, Secretary
Hauppauge, New York
November 5, 2001


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE SO THAT YOUR SHARES ARE REPRESENTED. NO POSTAGE IS NEEDED IF THE PROXY IS MAILED WITHIN THE UNITED STATES.

                                    TSR, Inc.
                                 400 Oser Avenue
                               Hauppauge, NY 11788

                         ANNUAL MEETING OF STOCKHOLDERS
                         to be held on December 10, 2001


                                 PROXY STATEMENT
                                 ---------------

The accompanying form of proxy is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting of the Stockholders of the Company to be held at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788, on December 10, 2001 at 9:00 a.m. or at any adjournment thereof. The solicitation of proxies will be made by mail and the cost will be borne by the Company.

Proxies in the accompanying form which are properly executed and duly returned to the Company and not revoked will be voted as specified and, if no direction is made, will be voted for each of the proposals set forth in the accompanying Notice of Meeting. Each proxy granted is revocable and may be revoked at any time prior to its exercise by advising the Company in writing of its revocation. In addition, a Stockholder who attends the Meeting in person may, if he wishes, vote by ballot at the Meeting, thereby canceling any proxy previously given.

This Proxy Statement, the enclosed form of proxy and the Company's Annual Report for the fiscal year ended May 31, 2001 were first mailed on or about November 5, 2001 to holders of record as of November 1, 2001.

A majority of the issued and outstanding shares of Common Stock entitled to vote constitutes a quorum at the Meeting. Shares of Common Stock represented in person or by proxy at the Meeting (including shares that abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the inspectors of election appointed for the Meeting whose tabulation will determine whether or not a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum with respect to any matter, but will not be counted as votes in favor of such matter. If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" on a matter will have no effect on the voting.

Candidates for election as members of the Board of Directors who receive the highest number of votes, up to the number of directors to be chosen, shall stand elected, and an absolute majority of the votes cast is not a prerequisite to the election of any candidate to the Board of Directors.

The outstanding voting stock of the Company as of September 1, 2001 consisted of 4,418,012 shares of Common Stock, par value one ($.01) cent per share (the "Common Stock"), with each share entitled to one vote. Only Stockholders of record at the close of business on November 1, 2001 are entitled to vote at the Meeting.

As of September 1, 2001 the following persons were known to Management to be beneficial owners of more than five percent of the Company's Common Stock:


                                  Amount and Nature
Name and Address               of Beneficial Ownership
of Beneficial Owner           at September 1, 2001 (1)         Percent of Class
-------------------           ------------------------         ----------------
Joseph F. Hughes (2)
400 Oser Avenue
Hauppauge, New York  11788          1,928,448 (3)                    43.6%

(1) Unless otherwise stated herein, each beneficial owner has sole voting power and sole investment power.

(2)  The beneficial owner is an officer and director of the Company.

(3) Mr. Hughes' ownership includes 270,928 shares of common stock held of record by his wife, as to which Mr. Hughes disclaims beneficial ownership.

All executive officers and directors of the Company as a group (7 persons) beneficially owned shares of the Company's common stock as of September 1, 2001 as follows:

     Amount of Shares
    Beneficially Owned                                       Percent of Class
    ------------------                                       ----------------

       2,099,478 *                                                 46.3%


* Includes 120,000 shares which are subject to options which are presently exercisable or are exercisable within 60 days of September 1, 2001 under the Company's 1997 Employee Stock Option Plan.

                       PROPOSAL 1 - ELECTION OF DIRECTORS
                       ----------------------------------

At the Meeting, two (2) Class III Directors are to be elected for a three year term expiring at the Company's 2004 Annual Meeting or until their successors have been elected and qualified.

If the nominees listed below are unavailable for election at the date of the Annual Meeting, the shares represented by the proxy will be voted for such nominee or nominees as the person or persons designated to vote shall, in their judgement, designate. Management at this time has no reason to believe that the nominees will not be available or will not serve if elected.

Set forth in the following table is certain information with respect to the nominees, as of September 1, 2001.

     Names of Directors                       Nominee                Nominee
        and Nominees                         for Class               for Term
        for Election        Age             of Director              Expiring
        ------------        ---             -----------              --------

John H. Hochuli, Jr.         71              Class III                 2004
Robert A. Esernio            72              Class III                 2004


Directors and Executive Officers of the Company.
-----------------------------------------------

The following table sets forth certain information concerning the executive officers and directors of the Company, including equity securities beneficially owned, as of September 1, 2001. The statements as to securities beneficially owned are based upon information furnished by the officers and directors of the
Company:


                                                                                    Common Stock
                                                                                   of the Company
                                                                                       Owned
                                                                  Year First        Beneficially      Percentage
                                                                  Officer or        directly or           Of
Name                         Age           Position                Director          indirectly         Class
----                         ---           --------               ---------       ---------------     --------
Joseph F. Hughes              70   Chairman of the Board,           1969           1,928,448 (1)        43.6%
                                   Chief Executive Officer,
                                   President, Treasurer and
                                   Director
Ernest G. Bago                61   President, TSR                   1990             110,200 (2)         2.5%
                                   Consulting Services,
                                   Inc. and Director
John G. Sharkey               41   Vice President, Finance,         1990              45,500 (3)         1.0%
                                   Controller and Secretary
James J. Hill (5,6)           71   Director                         1989                  -               -
John H. Hochuli, Jr. (5,6)    71   Director                         1993                  -               -
Christopher Hughes            40   Vice President, TSR              2000              15,330 (4)         0.3%
                                   Consulting Services,
                                   Inc. and Director
Robert A. Esernio (5,6)       72   Director                         2001                  -               -



(1)  See footnotes to table of stock ownership of certain stockholders.

(2) Includes 80,000 shares, which are subject to options, which are presently exercisable or are exercisable within 60 days of September 1, 2001 under the Company's 1997 Employee Stock Option Plan.

(3) Includes 40,000 shares, which are subject to options, which are presently exercisable or are exercisable within 60 days of September 1, 2001 under the Company's 1997 Employee Stock Option Plan.

(4) Includes 7,333 shares of common stock held of record by his wife, as to which Mr. C. Hughes disclaims beneficial ownership.


Directors and Executive Officers of the Company (Continued).
-----------------------------------------------------------

(5)  Member of the Compensation Committee of the Board of Directors.

(6)  Member of the Audit Committee of the Board of Directors.

During the fiscal year ended May 31, 2001 the Company's Board of Directors held four meetings. Each incumbent Director, who was a director at the time of the meeting, attended all of the meetings held during such period. The Compensation Committee, consisting of the three outside directors, met once during the year, with all members at the time of the meeting in attendance. The Audit Committee also met once during the year, with all members in attendance.

Mr. Joseph F. Hughes, from 1953 until forming the Company in 1969, was employed by International Business Machines Corporation ("IBM") in various systems engineering, marketing and administrative positions. Immediately prior to his employment with the Company, Mr. Hughes was responsible for managing the market and technical sales group serving colleges and universities with IBM in Long Island and Westchester County.

Mr. Ernest G. Bago, from 1986 until joining the Company in March 1990, was employed by Cap Gemini America as New Jersey Branch Manager. Prior to 1986, Mr. Bago was employed by Computer Sciences Corporation (CSC) for 14 years. During his tenure at CSC, Mr. Bago held various sales and marketing positions. His last position was Vice President of Sales and Marketing for the Communications Industry Division.

Mr. John G. Sharkey has a Masters Degree in Finance. He is a Certified Public Accountant in the State of New York. From 1987 until joining the Company in October 1990, Mr. Sharkey was Controller of a publicly held electronics manufacturer. From 1984 to 1987, he served as Deputy Auditor of a commercial bank, having responsibility over the internal audit department. Prior to 1984, Mr. Sharkey was employed by KPMG LLP as a senior accountant.

Mr. John H. Hochuli, Jr. has been a Director of the Company since April 1993. In 1994 he retired from Diamond Manufacturing Corp., a maker of aluminum windows and doors, which he founded in 1955 and served as President.

Mr. James J. Hill has been a Director of the Company since December 1989. In 1998, he retired from MRA Publications, Inc., a medical publishing business for which he had been Executive Vice President of Sales and Marketing since 1979. Mr. Hill received a Bachelor of Science Degree in Business Administration from the University of Arizona in 1958 and a Bachelor of Foreign Trade Degree from the American Institute of Foreign Trade in Arizona in 1959.

Mr. Christopher Hughes has been a Director of the Company since April 2000. Since 1983 he has been employed by the Company. Since 1991 he has been a Vice President-Sales for the Company's computer programming services subsidiary. He is the son of Mr. Joseph F. Hughes, Chairman of the Board.

Mr. Robert A. Esernio has been a Director of the Company since April, 2001.
From 1969 through 1990 Mr. Esernio was a partner in the international accounting and consulting firm of Grant Thornton LLP. Mr. Esernio is a certified public accountant and was also a professor of Accounting at St John's and Long Island Universities from 1958 through 1985 when he retired with Emeritus status. Mr. Esernio received a Bachelor of Business Administration Degree; Magna cum Laude from St. John's University in 1956 and a Master of Business Administration Degree from New York University in 1963.

The Company's executive officers are elected by, and serve at the discretion of, the Board of Directors.






    REMUNERATION AND CERTAIN TRANSACTIONS OF EXECUTIVE OFFICERS AND DIRECTORS
    -------------------------------------------------------------------------

The following table sets forth a summary for the last three fiscal years of all compensation paid to the Company's Chief Executive Officer and each of the other executive officers whose individual compensation exceeded $100,000 ("Named Executives").

                                   Summary Annual Compensation Table (1, 2)
                                   ----------------------------------------
                                                                      Annual    Compensation    Long Term Awards
                                                                      ------    ------------     Stock Options
                                                                                                 No. of Shares
           Name and Principal Position               Fiscal Year                               Underlying Options
           ---------------------------               -----------                               ------------------
                                                                     Salary        Bonus
                                                                     ------        -----

Joseph F. Hughes                                        2001         $410,000     $550,000             -
President and Chief Executive Officer                   2000          398,000      624,000             -
                                                        1999          386,000      694,000             -

Ernest G. Bago                                          2001          200,000      282,000           80,000
President, TSR Consulting Services, Inc.                2000          200,000      373,000             -
                                                        1999          200,000      675,000             -

John G. Sharkey                                         2001          125,000       50,000           40,000
Vice President, Finance                                 2000          125,000       50,000             -
                                                        1999          113,000       50,000             -


(1) The aggregate amount of all perquisites and other personal benefits paid to any Named Executive is not greater than either $50,000 or 10% of the total annual salary and bonus reported for such Named Executive.

(2) During the three fiscal years indicated, the Company, did not grant any stock appreciation rights to its executive officers, did not make any restricted stock awards and did not have a long-term incentive plan. The Company adopted the 1997 Employee Stock Option Plan in April, 1997.

                        STOCK OPTION GRANTS IN FISCAL YEAR ENDED MAY 31, 2001

                                                                                          Potential Realized
                                                                                           Value at Assumed
                                                                                            Annual Rates Of
                                           % of total                                         Stock Price
                                            Options                                        Appreciation for
                      Number of Shares     Granted to                                         Option Term
                     Underlying Options    Employees
       Name                Granted          In FY 01    Exercise Price   Expiration Date
                                                                                          --------------------
                                                                                               5%       10%
--------------------------------------------------------------------------------------------------------------
Ernest G. Bago               80,000           42.1%        $5.53            06/13/05     $122,000   $270,000

John G. Sharkey              40,000           21.1%         5.53            06/13/05       61,000    135,000

NOTE:   All options were granted at market price.


           Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values
-----------------------------------------------------------------------------------------------------------------
                                                                                           Value of unexercised
                                                                  Number of unexercised   in-the-money options/
                      Shares Acquired       Value realized       options/SARS at fiscal       SARs at fiscal
        Name          on exercise (#)             ($)                 year end (#)             Year end ($)
--------------------- ----------------- ------------------------ ------------------------ -----------------------

                                                                       Exercisable/            Exercisable/
                                                                      unexercisable           unexercisable
--------------------- ----------------- ------------------------ ------------------------ -----------------------

Ernest G. Bago               -                       -                   80,000/0                 0/0(1)

John G. Sharkey              -                       -                   40,000/0                 0/0(1)

(1) None of the unexercised options were in the money based upon the closing price at May 31, 2001.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee consists of the two outside directors who have never been officers of the Company. The Committee's general philosophy is to have a compensation plan that is competitive and will attract, retain, motivate and reward highly qualified executives. The Committee's goals are to attract and retain an executive management team that is capable of taking full advantage of the Company's opportunities, and to provide incentives for outstanding performance. It is the responsibility of the Committee to advise the Board relative to the salaries, bonuses and stock options granted to the individuals listed on the executive compensation table.

The compensation of the Chief Executive Officer, Joseph F. Hughes is currently based on a five year employment agreement, which terminates May 31, 2002. This agreement provides for a competitive base salary, a performance based bonus provision tied to the Company's pre-tax profits, and an additional discretionary bonus. In determining the level of Mr. Hughes' compensation, the Committee took into consideration his diverse responsibilities and his development and implementation of business strategies which have significantly enhanced the Company's potential opportunities.

The compensation of the other executive officers is guided by the Committee's overall philosophy and goals. The Committee wishes to further ensure that the services of these individuals are retained to use their years of invaluable experience in the markets that the Company services in order to facilitate continued growth and profitability. The compensation of Ernest G. Bago, President of the contract computer programming subsidiary, is based upon a four year employment agreement, which terminates May 31, 2005. This agreement provides for a competitive base salary and a significant performance based bonus tied to the operating profits of the contract computer programming subsidiary. The compensation of John G. Sharkey, Vice President of Finance, which is based upon a three year employment agreement, which terminates December 31, 2002, is reviewed annually based upon the achievement of both corporate and individual performance goals.

                             Compensation Committee
James J. Hill, Chairman         Robert A. Esernio           John H. Hochuli, Jr.

                            REPORT OF AUDIT COMMITTEE
                            -------------------------

The Audit Committee of the Board of Directors is comprised of the three directors named below. The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent", as defined by NASDAQ. The Committee operates pursuant to a Charter that was last amended and restated by the Board on August 13, 2001, a copy of which is attached to this Proxy Statement as Appendix A. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted account principles.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Audit Committee Communications, as amended. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has reviewed whether the provision of non-audit services to the Company by the independent auditors is compatible with maintaining their independence.

Based upon the reports and discussions described in this report, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended May 31, 2001 to be filed with the Securities and Exchange Commission.

                         Members of the Audit Committee
Robert A. Esernio, Chairman        James J. Hill           John H. Hochuli, Jr.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

The following graph compares cumulative five-year stockholder returns (including reinvestment of dividends) on an indexed basis with the Center for Research in Security Prices ("CRSP") Index for the NASDAQ Stock Market (US Companies) and the CRSP Index for NASDAQ Computer and Data Processing Stocks (SIC Codes 737). These indices are included for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the stock involved, and are not intended to forecast or be indicative of possible future performance of the Common Stock.

Performance Graph of TSR, Inc. Common Stock Versus Broad Market and Peer Group Indices


                                [GRAPH OMITTED]




                                          5/96       5/97       5/98       5/99      5/00       5/01
                                          ----       ----       ----       ----      ----       ----
      TSR, Inc. . . . . . . . . . . .      100        412        371       237        186       175

      NASDAQ (US) . . . . . . . . . .      100        113        143       202        276       172

      Computer and Data Processing         100        119        156       250        327       204

Notes:

A.   The index level for all series was set to $100 at May 31, 1996.

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

C. If the monthly interval based on the fiscal year-end is not a trading day, the preceding trading day is used.

                               COMPENSATION PLANS

The following describes plans adopted by the Company pursuant to which cash or non-cash compensation was paid during the years ended May 31, 1999, 2000, or 2001, or pursuant to which such compensation may be distributed in the future, to the Named Executives.

401(k) Deferred Compensation and Profit Sharing Plan
----------------------------------------------------


In 1985, the Company adopted a voluntary retirement savings plan for employees who have attained age 21 and have at least six months of service. This plan permits employees to contribute, on a pre-tax basis, up to 15% of their compensation. Also, the plan has a matching provision whereby the Company matches 50% of the first 4% of the employee's basic contribution. However, the matching provision does not apply to the Named Executives and other highly paid individuals. Additionally, the plan provides for discretionary profit sharing contributions as determined by the Board of Directors. There were no such contributions for the fiscal years ended May 31, 1999, 2000, or 2001.



Compensation of Directors
-------------------------
For their service, members of the Board of Directors who are not salaried employees of the Company received an annual retainer of $10,000, payable quarterly during fiscal 2001.

Employment Contracts and Termination of Employment and Change in Control Arrangements
-------------------------------------------------------------------------
In June 2001, an employment agreement was entered into with Ernest
G. Bago providing for an annual base salary of $200,000, and providing for additional incentive compensation based upon certain criteria which are agreed upon from time to time, such criteria being currently based primarily on the profitability of the Company. During fiscal year 2001, $282,000 in incentive compensation was paid under a similar plan in Mr. Bago's previous agreement. This agreement is for a four year term and provides for severance, in the event of termination, of the base salary for one year. The contract also contains a change in control agreement pursuant to which Mr. Bago will receive a payment on change of control equal to $250,000 times the remaining years in the contract term, subject to certain profitability criteria.

In June 1997, an employment agreement was entered into with Joseph F. Hughes, which terminates May 31, 2002. This agreement provides for an initial base salary of $375,000 with annual adjustments based upon increases in the Consumer Price Index, such increases to be no less than 3% and no more than 8% per year. Additionally, the agreement provides for an annual discretionary bonus for each fiscal year, up to a maximum of $50,000 if pre-tax profits are less than $1,000,000 and a minimum of 7.5% of pre-tax profits if such profits exceed $1,000,000. In fiscal 2001, Mr. Hughes received the minimum bonus of 7.5% of pre-tax profits or $550,000 as incentive compensation.

In January 2000, an employment agreement was entered into with John G. Sharkey, which terminates December 31, 2002. This agreement provides for an annual base salary of $125,000, subject to increase in the discretion of the President of the Company and an annual discretionary bonus, which bonus was $50,000 for the fiscal year ended May 31, 2001. The agreement also contains a change in control agreement pursuant to which Mr. Sharkey may receive a payment equal to his prior year's total compensation.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission").

Officers, directors and greater than ten percent Stockholders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended May 31, 2001, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

Certain Relationships and Related Transactions
----------------------------------------------

Mr. Christopher Hughes, a Director of the Company since April 2000 and the son of Joseph F. Hughes, has been employed by the Company since 1983 and is currently a Vice President for the contract computer programming business. He received total cash compensation of $336,000 during fiscal year 2001.

Ms. Lisa M. Amoroso, daughter of Joseph F. Hughes has been employed by the Company since 1995 and is currently the Director of Technical Recruiting for the contract computer programming business. During fiscal year 2001 she received total cash compensation of $116,000.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
                ------------------------------------------------

KPMG LLP, certified public accountants, have been appointed by the Company's Board of Directors as independent auditors for the Company to examine and report on its consolidated financial statements for the fiscal year ending May 31, 2002. KPMG LLP audited and reported on the Company's consolidated financial statements for the year ended May 31, 2001 and it is expected that a representative of KPMG LLP will be present at the Meeting with an opportunity to make a statement if he desires to do so and will be available to respond to questions. The appointment of the independent auditors will be ratified if it receives the affirmative vote of the holders of a majority of shares of the Company's Common Stock present at the Meeting, in person or by proxy. Submission of the appointment of the auditors to the Stockholders for ratification will not limit the authority of the Board of Directors to appoint another accounting firm to serve as independent auditors if the present auditors resign or their engagement is otherwise terminated. If the Stockholders do not ratify the appointment of KPMG LLP at the Meeting, the selection of KPMG LLP may be reconsidered by the Board of Directors.

                     FEES BILLED BY KPMG FOR AUDIT SERVICES
                     --------------------------------------

The aggregate fees billed by KPMG for professional services related to the audit of the Company's consolidated financial statements for the fiscal year ended May 31, 2001, and for the reviews of the consolidated condensed financial statements included in the Company's Quarterly reports on Form 10-Q for that fiscal year were $43,000.

                   FEES BILLED BY KPMG FOR NON-AUDIT SERVICES
                   ------------------------------------------

There were no fees related to financial information systems design and implementation services. Fees billed by KPMG for all other non-audit services for the fiscal year ended May 31, 2001 were $113,000.

                             STOCKHOLDER'S PROPOSALS
                             -----------------------

Any proposal by a Stockholder of the Company intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal executive office not later than July 8, 2002 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.


                             FORM 10-K ANNUAL REPORT
                             -----------------------

UPON WRITTEN REQUEST BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING, THE

COMPANY WILL FURNISH THAT PERSON, WITHOUT CHARGE, WITH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 2001, WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. If the person requesting the report was not a Stockholder of record on November 1, 2001, the request must contain a good faith representation that the person making the request was a beneficial owner of the Company's stock at the close of business on such date. Requests should be addressed to Mr. John G. Sharkey, Secretary, TSR, Inc., 400 Oser Avenue, Hauppauge, NY 11788.





            OTHER BUSINESS SOLICITATION AND EXPENSES OF SOLICITATION
            --------------------------------------------------------

The Board of Directors does not know of any other matters to be brought before the Meeting, except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgement on such matters.

The cost of preparing this Proxy Statement and all other costs in connection with this solicitation of proxies for the Annual Meeting of Stockholders are being borne by the Company. In addition to solicitation by mail, the Company's directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of Common Stock held in their names, and the Company will reimburse them for their out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.

                                                     By Order of the Directors,

                                                     John G. Sharkey, Secretary

November 5, 2001

                                   PROXY CARD
                                      Front

                                    TSR, Inc.
                                 400 OSER AVENUE
                            HAUPPAUGE, NEW YORK 11788



                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 10, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JOSEPH F. HUGHES and ERNEST G. BAGO or either of them, each with full power of substitution, proxies of the undersigned to vote all shares of common stock of TSR, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on the 10th of December, 2001 at 9:00 a.m., at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York, and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat. Said proxies are instructed to vote as follows:

1.   FOR __ WITHHOLDING VOTE __ The election of John H. Hochuli, Jr. and Robert
     A. Esernio for Class III Director.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY PARTICULAR NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.

2. FOR __ AGAINST __ ABSTAIN __ The ratification of the appointment by the Board of Directors of the Company of KPMG LLP as the independent auditors of the Company to examine and report on its financial statements for the year ending May 31, 2002.

3. In accordance with their best judgement with respect to any other business that may properly come before the Meeting.



                               (Continued and to be signed on the reverse side.)

                                   Proxy Card
                                                                            Back



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ABOVE PROPOSALS.

Receipt is acknowledged of the Notice and Proxy Statements relating to this meeting.



                                 Dated: ,                                   2001




                                                                       Signature





                                                                       Signature

Please sign as name(s) appear(s) hereon. Proxies should be dated when signed. When signing as attorney, executor, administrator, trustee or guardian, the full title of such should be given. Only authorized officers should sign for a corporation. If shares are registered in more than one name, each joint owner should sign.

                                   APPENDIX A

                    CHARTER AND POWERS OF THE AUDIT COMMITTEE


          RESOLVED, that the membership of the audit committee shall consist of at least three members of the Board of Directors, who shall be independent (as defined under the rules of the Nasdaq) to the extent required under the rules of Nasdaq, shall have the requisite background as required by Nasdaq, and shall serve at the pleasure of the Board of Directors.

          RESOLVED, that the charter and powers of the Audit Committee of the Board of Directors (the "Audit Committee") shall be:

               o Assisting the Board of Directors in the oversight of the maintenance by management of the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

               o Assisting the Board of Directors in the oversight of the establishment and maintenance by management of processes to assure that an adequate system of internal control is functioning within the Company;

               o Assisting the Board of Directors in the oversight of the establishment and maintenance by management of processes to assure compliance by the Company with all applicable laws, regulations and Company policy;

               o Assisting the Board of Directors in the oversight of the audit process of the Company's independent accountants as well as their evaluation of the Company's internal and financial controls;

               o Providing an independent, direct communication between the Company's independent accountants and the Board of Directors.

          RESOLVED, that the Audit Committee shall have the following specific powers and duties:


          1. Holding such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent accountants;

          2. Reviewing the performance of the independent accountants and making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants;

          3. Ensuring its receipt from the independent accountants of a formal written statement delineating all relationships between the independent accountants and the Company and confirming their firms' independence, as required by Independence Standards Board Standard No. 1;

          4. Discuss with the Company's independent accountants the matters described in Statement on Auditing Standards No. 61, as amended;

          5. Actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for recommending that the Board of Directors take appropriate action to oversee the independence of the outside auditors;

          6. Evaluating and, recommending to the Board of Directors the selection and, where appropriate, the replacement of the independent auditors (or nominating independent auditors to be proposed for shareholder approval in any proxy statement), which independent auditors shall ultimately be accountable to the Board of Director and the Audit Committee;

          7. Conferring with the independent accountants concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

          8. Reviewing with management and the independent accountants, significant risks and exposures, audit activities and significant audit findings;

          9. Reviewing with management and the independent accountants the adequacy of the Company's systems of internal control;

          10. Reviewing with management and the independent accountants the Company's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements;

          11. Reviewing with management and the independent accountants the adequacy of the Company's systems of internal control;

          12. Obtaining from the independent accountants their recommendations (if any) regarding the improvement of internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries;

          13. Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts;

          14. Reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee;

          15. Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

          16. Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities;

          17. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable;

          18. Reviewing and reassessing the adequacy of this Charter at least annually.



                                        2